UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2026

Picard Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42801	86-3212894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1992 E Silverlake Tucson AZ, 85713
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (520) 545-1234

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMI	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Also as of June 1, 2026, Bernard Skaggs was terminated as the Chief Financial Officer of Picard Medical, Inc. (the “Company”), effective immediately.

The Board of Directors of the Company appointed Georgina Smith, 54, as the Company’s Chief Accounting Officer, effective June 1, 2026. Prior to her appointment, Ms. Smith served as Controller of SynCardia Systems, LLC, a subsidiary of the Company, (“SynCardia”) from January 2026 to May 2026. Before joining SynCardia, Ms. Smith served as Assistant Corporate Controller of Rain Bird Corporation from January 2024 to October 2025, where she was responsible for enterprise accounting governance, internal controls, financial reporting, regulatory compliance, and audit readiness. From May 2014 to December 2023, she held positions of increasing responsibility at Tucson Electric Power, including Manager of External Reporting from January 2018 to December 2023. Ms. Smith holds a Master of Business Administration and a Bachelor of Science in Accounting from the University of Arizona and is a Certified Public Accountant in the State of Arizona.

There are no arrangements or understandings between Ms. Smith and any other persons pursuant to which she was selected as Chief Accounting Officer, and there are no related party transactions requiring disclosure under Item 404(a) of Regulation S‑K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Picard Medical, Inc.

By:	/s/ Patrick NJ Schnegelsberg
Name: Patrick NJ Schnegelsberg
Title: Chief Executive Officer

Dated: June 2, 2026

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